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                                                                       EXHIBIT 4

                           AVERY COMMUNICATIONS, INC.
                                IRREVOCABLE PROXY
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         This Irrevocable Proxy is dated as of March 15, 2002, and is being delivered pursuant to that certain Assignment and Assumption Agreement (the "Assignment Agreement"), dated as of March 15, 2002, by and between Scot M.
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McCormick and Covington-Enterprises Ltd. All terms defined in the Assignment
Agreements are used herein with the same meanings as ascribed to them therein.

         The undersigned, Covington-Enterprises Ltd., hereby irrevocably constitutes and appoints Thurston Group Inc., a Delaware corporation (the "Thurston Group"), as the undersigned's true and lawful attorney-in-fact and
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proxy, with full power of substitution and resubstitution, and hereby authorizes
Thurston Group to act for and on behalf of the undersigned as proxy, to vote or otherwise act at all annual, special, and other meetings of stockholders of Avery Communications, Inc., a Delaware corporation (the "Corporation"), or to
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express consent or dissent to corporate action in writing without a meeting, with respect to all shares of the Common Stock, par value $0.01 per share, of the Corporation now owned or hereafter acquired by the undersigned (the "Shares"). The undersigned acknowledges and agrees that the appointment and
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proxy granted hereby are irrevocable and coupled with an interest within the meaning of Section 212(c) of the Delaware General Corporation Law, shall not terminate by operation of law or the occurrence of any other event, and shall remain in full force and effect for so long as any of the Shares remain outstanding. It is further understood and agreed that the appointment and proxy granted hereby relate to all voting rights, whether limited, fixed, or contingent, with respect to all Shares, but do not relate to any other right incident to the ownership of any of the Shares, including, without limitation, the right to receive dividends and any other distributions with respect to any of the Shares.

         IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy on and as of the date first written above.

                                          COVINGTON-ENTERPRISES LTD.


                                          By: /s/ David Mills
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                                          Name: David Mills
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                                          Its: [Illegible]
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